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                                                                     EXHIBIT 2.5



                                ESCROW AGREEMENT


        THIS ESCROW AGREEMENT ("AGREEMENT") is made and entered into as of May 18, 2001 (the "CLOSING DATE") by and among: eBAY INC., a corporation duly organized and existing under the laws of the State of Delaware ("PARENT"), the shareholders of iBAZAR SA, a corporation duly organized and existing under the laws of France (the "COMPANY"), identified on EXHIBIT A hereto (the "SHAREHOLDERS"), GS CAPITAL PARTNERS III, L.P., as Shareholders' Agent ("SHAREHOLDERS' AGENT"), eBAY BELGIUM HOLDINGS S.A., a societe anonyme duly organized and existing under the laws of Belgium and a subsidiary of Parent ("EBH") and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association (the "ESCROW AGENT").

                                    RECITALS

        A. Parent and the Shareholders have entered into a Contribution Agreement dated as of February 21, 2001 (the "CONTRIBUTION AGREEMENT"), a copy of which is attached hereto, pursuant to which the Shareholders will contribute all of the outstanding shares of the Company to EBH, and receive capital stock of EBH (the "EXCHANGEABLE STOCK") exchangeable into shares of common stock of Parent (the "eBAY STOCK").

        B. The Contribution Agreement contemplates the establishment of an escrow arrangement to secure the indemnification and other obligations of the Shareholders under the Contribution Agreement, whereby certain shares of Exchangeable Stock, constituting in the aggregate 15% of the shares of Exchangeable Stock issuable at Closing, will be held in escrow by Escrow Agent pursuant to the terms of this Agreement.

        C. This Agreement is not intended to effect a pledge of shares within the meaning of Belgian law and EBH has not applied Section 630 of the Belgian Company Act in this respect. The parties acknowledge that pursuant hereto, shares of EBH are being deposited into escrow and may be released from time to time to various parties, including EBH, in accordance with the provisions of
Section 9 of the Contribution Agreement and Sections 3 and 4 of this Agreement.

        D. GS Capital Partners III, L.P. has agreed to serve as Shareholders' Agent under this Agreement and the Contribution Agreement for, among other things, all matters set forth in Section 12.10 of the Contribution Agreement.

                                    AGREEMENT

        The parties, intending to be legally bound, agree as follows:


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        1.  DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Contribution Agreement, a copy of which is attached hereto.

        2.  ESCROW AND INDEMNIFICATION.

            (a) SHARES, STOCK POWERS AND ESCROWED PROCEEDS PLACED IN ESCROW. On the Closing Date, which shall be set forth in a notice to the Escrow Agent, EBH shall issue stock certificates representing the shares of Exchangeable Stock to be held in escrow in accordance with this Agreement, issued in bearer form in the amounts set forth on EXHIBIT B-1, and deliver such stock certificates to the Escrow Agent. The shares of Exchangeable Stock being held in escrow pursuant to this Agreement (the "ESCROWED EXCHANGEABLE SHARES"), any shares of eBay Stock for which the Escrowed Exchangeable Shares will have been exchanged (the "ESCROWED EBAY SHARES," and together with the Escrowed Exchangeable Shares, the "ESCROWED SHARES") and any Escrowed Proceeds (as hereinafter defined) shall constitute an escrow fund (the "ESCROW FUND") with respect to the indemnification obligations of the Shareholders under the Contribution Agreement.

            (b) ASSIGNMENT CERTIFICATE. Each Shareholder will, on the Closing Date, issue five original "assignments separate from certificate," referring to the shares of eBay Stock into which the Exchangeable Stock is exchangeable (the "STOCK POWERS"), endorsed by each such Shareholder in blank with signatures guaranteed by a member of the Medallion Guarantee Program.

            (c) ESCROW AGENT. The Escrow Agent agrees to accept delivery of the Escrow Fund and Stock Powers and to hold the Escrow Fund and Stock Powers in an escrow account (the "ESCROW ACCOUNT"), subject to the terms and conditions of this Agreement. Each Shareholder will be deemed to hold a proportional ownership interest in the Escrow Fund deposited into the Escrow Account initially equivalent to his or its percentage interest set forth on EXHIBIT B-1 hereto; and, for purposes hereof, a Shareholder's continuing interest in the Escrow Fund will, as the context requires, be referred to herein as such Shareholder's "INDIVIDUAL INTEREST" or "INDIVIDUAL ACCOUNT." The Individual Interest of a Shareholder will include, for so long as Escrowed Exchangeable Shares are held in escrow, the Escrowed Exchangeable Shares of such Shareholder, individualized by their number.

            (d) SALE OF ESCROWED SHARES. During the term of this Agreement, each of the Shareholders, upon no less than 10 business days' prior written notice to Parent and the Escrow Agent, in the form attached hereto as EXHIBIT D-1, may (i) exercise its rights under the Registration Rights Agreement of even date herewith among Parent and the Shareholders (the "REGISTRATION RIGHTS AGREEMENT") with respect to any of the Escrowed eBay Shares then held in escrow in its Individual Account, or (ii) sell any of the Escrowed eBay Shares then held in escrow in its Individual Account pursuant to the Registration Statement (as defined in the Registration Rights Agreement) or pursuant to Rule 144 ("RULE 144") promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT") (in each case, a "PERMITTED SALE"); provided that (i) the minimum transaction size shall be 30,000 Escrowed eBay Shares (or the remaining balance held in an Individual Account if less than 30,000 Escrowed eBay Shares) (such number to be


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adjusted, as appropriate, to reflect intervening stock splits, stocks dividends, recapitalizations or like events affecting Parent), (ii) such notice specifies the name, address, telephone number and representative to be contacted of the managing underwriter (if the Permitted Sale is pursuant to an underwritten public offering) or the "broker/dealer" or "market maker" (as such terms are used in Rule 144) through which the Permitted Sale otherwise will occur and the number of shares that are proposed to be sold. Immediately after execution of a Permitted Sale, the selling Shareholder shall provide a written letter of direction, in the form attached hereto as EXHIBIT D-2, executed by the selling Shareholder, to the Escrow Agent, instructing it to deliver Escrowed eBay Shares in the amount of the Permitted Sale to the managing underwriter, "broker/dealer" or "market maker," as the case may be. Following timely notice of a Permitted Sale, the Escrow Agent shall thereafter, no less than two business days prior to the settlement date for such Permitted Sale specified in the notice thereof, deliver or cause to be delivered to the managing underwriter (if the Permitted Sale is an underwritten public offering) or the registered "broker/dealer" or "market maker" through which such sale otherwise will occur, as specified in the notice, the number of Escrowed eBay Shares to be sold by such Shareholder in such Permitted Sale, issued in the name of such Shareholder, along with a letter of direction in the form attached hereto as EXHIBIT E executed by the Escrow Agent and the selling Shareholder. The Escrow Agent shall be under no duty to inquire into the credentials of the managing underwriter, "broker/dealer" or "market maker," as the case may be, identified by the selling Shareholder, or to verify the price for the shares being sold and shall not be liable for any loss resulting from such sale. The Escrow Agent shall, through such managing underwriter, "broker/dealer" or "market maker," as the case may be, and subject to the limitations set forth in such instructions, deliver or cause to be delivered the number of shares as are specified in such instructions. The expenses incurred in effecting any such sale shall be borne by the selling Shareholder. If and to the extent necessary to effectuate such release any certificate must be issued as a smaller number, such Shareholder shall execute and deliver to the Escrow Agent such additional assignments in blank as are necessary for the Escrow Agent to have such assignments for all Escrowed eBay Shares remaining in escrow. All proceeds received by the Escrow Agent from the sale of Escrowed eBay Shares pursuant to this Section 2(d) (the "ESCROWED PROCEEDS") will be added to the Escrow Fund, such monies to be credited to the Individual Accounts of the Shareholders for which such sales were effected and held and invested in accordance with Section 11 hereof. Any interest, earnings or other income received with respect thereto pursuant to Section 11 hereof shall be payable to the Shareholders who exercised their rights under this
Section 2(d) in proportion to the amount of Escrowed Proceeds credited to their respective Individual Accounts.

            (e) VOTING OF ESCROWED SHARES. The record owner or the bearer (as applicable) of the Escrowed Shares shall be entitled to exercise the voting rights attributed to such Escrowed Shares; provided that for so long as the Escrow Agent is the bearer of any Escrowed Exchangeable Shares, the Escrow Agent shall vote such shares only in accordance with the instructions of the Shareholders' Agent. In the absence of such directions, the Escrow Agent shall not vote such shares. EBH agrees to provide the Escrow Agent and the Shareholders' Agent with written notice of any shareholders' meetings or other actions to be taken by shareholders on the same basis and at the same time as it would provide to holders of registered shares of EBH.


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            (f) DIVIDENDS, ETC. Parent, EBH and each of the Shareholders agree among themselves, for the benefit of Parent, EBH and the Escrow Agent, that any securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrowed Shares shall be distributed to and held by the Escrow Agent in the Escrow Account (rather than being distributed to the record owners of such Escrowed Shares or, in the case of Escrowed Exchangeable Shares, to the Escrow Agent as bearer of such shares). Unless and until the Escrow Agent shall actually receive such additional securities or other property, it may assume without inquiry that the Escrowed Shares and Escrowed Proceeds, if any, currently being held by it in the Escrow Account are all that the Escrow Agent is required to hold. EBH agrees to provide written notice to the Escrow Agent of any distribution of securities or other property in respect of or in exchange for Escrowed Exchangeable Shares, including instructions for presentation of the shares or other action necessary to perfect the right to receive such distribution, in a manner and time sufficient to enable Escrow Agent to present such shares or take such other actions. Escrow Agent will, promptly after receipt of such written notice, present such shares to EBH and take such other actions as specified in the notice from EBH. In the absence of any written notice of distribution from EBH, or, failing that, from the Shareholders' Agent, Escrow Agent may assume that no distribution by EBH is being made. At the time any Escrowed Shares are required to be released from the Escrow Account to any Person pursuant to this Agreement, any securities or other property previously received by the Escrow Agent in respect of or in exchange for such Escrowed Shares shall be released from the Escrow Account to such Person.

            (g) TRANSFERABILITY. The interests of the Shareholders in the Escrow Account and in the Escrowed Shares shall not be assignable or transferable, other than by operation of law or applicable regulation; provided, however, that the Escrowed Exchangeable Shares may be exchanged for shares of eBay Stock in accordance with the terms of each of the Put Option Agreements and the Call Option Agreements, dated of even date with the Contribution Agreement, among Parent and each of the Shareholders (respectively, the "PUT OPTION" and the "CALL OPTION"), and otherwise in accordance with the procedures set forth in this Section 2(g). No transfer of any of such interests by operation of law shall be recognized or given effect until Parent, EBH and the Escrow Agent shall have received written notice of such transfer. Such transfer shall take place without any discontinuity in this Agreement and in the Escrow Fund. In order to effect any exchange of Escrowed Exchangeable Shares into shares of eBay Stock:

            (i) pursuant to the exercise of the Put Option by a Shareholder, such Shareholder shall deliver written notice (a "PUT EXERCISE NOTICE") of such exercise to Parent, setting forth the number of Escrowed Exchangeable Shares to be exchanged for shares of eBay Stock, and the number of shares thereof to be issued to it in connection therewith. Simultaneously with delivery of the Put Exercise Notice, the Shareholder shall deliver to the Escrow Agent (if not previously delivered to the Escrow Agent pursuant to Section 2(b) or otherwise) its Stock Powers, endorsed by such Shareholder in blank with signatures guaranteed by a member of the Medallion Guarantee Program. Promptly upon Parent's receipt of the Put Exercise Notice, and in any event no later than two business days after such receipt, Parent shall deliver to the Escrow Agent (with a copy to the applicable Shareholders) a letter of instruction, executed by Parent and addressed to Parent's transfer agent (the "TRANSFER AGENT"), instructing the Transfer Agent to issue, on the books of Parent, the number of shares of eBay Stock into which such Escrowed Exchangeable Shares are being exchanged, as set forth in the Put Exercise


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Notice, in the name of the Shareholder(s) exercising the Put Option and to deliver certificates evidencing such shares of eBay Stock to the Escrow Agent. Upon the Escrow Agent's receipt of such letter of instruction, the Escrow Agent shall promptly (A) confirm to Parent, EBH and the Shareholders' Agent that it has received such instruction letter, (B) surrender the certificates issued by EBH evidencing the Escrowed Exchangeable Shares exchanged therefor to Parent and
(C) send such instruction letter to the Transfer Agent. The shares of eBay Stock issued to the Shareholder(s) and delivered to the Escrow Agent hereunder shall be deemed to be "Escrowed eBay Shares," to be held in escrow in the Individual Account(s) of such Shareholder(s) pursuant to the terms of this Agreement.

            (ii) pursuant to the exercise of the Call Option by Parent, Parent shall deliver written notice (a "CALL EXERCISE NOTICE") of such exercise to the Shareholders' Agent setting forth the number of Escrowed Exchangeable Shares (which shall not be less than all of the Escrowed Exchangeable Shares then held in the Escrow Fund) to be exchanged for shares of eBay Stock, and the number of shares thereof to be issued in connection therewith. Upon the expiration of two business days from receipt of the Call Exercise Notice, Parent shall deliver to the Escrow Agent a letter of instruction, executed by Parent and addressed to Parent's Transfer Agent, instructing the Transfer Agent to issue, on the books of Parent, the number of shares of eBay Stock into which such Escrowed Exchangeable Shares are being exchanged, as set forth in the Call Exercise Notice, in the name of the Shareholder(s) holding Escrowed Exchangeable Shares subject to the Call Option and to deliver certificates evidencing such shares of eBay Stock to the Escrow Agent. Upon the Escrow Agent's receipt of such letter of instruction, the Escrow Agent shall promptly (A) confirm to Parent, EBH and the Shareholders' Agent that it has received such instruction letter, (B) surrender the certificates issued by EBH evidencing the Escrowed Exchangeable Shares exchanged therefor to Parent and (C) send such instruction letter to the Transfer Agent. The shares of eBay Stock issued to the Shareholder(s) and delivered to the Escrow Agent hereunder shall be deemed to be "Escrowed eBay Shares," to be held in escrow in the Individual Account(s) of such Shareholder(s) pursuant to the terms of this Agreement.

            (iii) Upon each exchange of Escrowed Exchangeable Shares for Escrowed eBay Shares pursuant to this Section 2(g), Parent shall deliver to the Escrow Agent a revised version of EXHIBIT B-2 reflecting such exchange. Unless and until the Escrow Agent receives such revised EXHIBIT B-2, the Escrow Agent may assume without inquiry that the last EXHIBIT B-2 it received remains in full force and effect.

            (h) FRACTIONAL SHARES. No fractional shares of Exchangeable Stock or shares of eBay Stock shall be retained in or released from the Escrow Account pursuant to this Agreement. In connection with any release of Escrowed Shares from the Escrow Account, Parent, EBH and the Escrow Agent shall "round down" in order to avoid retaining any fractional share in the Escrow Account and in order to avoid releasing any fractional share from the Escrow Account. When shares are "rounded down", no cash-in-lieu payments need to be made.


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        3.  ADMINISTRATION OF ESCROW ACCOUNT. Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Account as follows:

            (i) RELEASE OF ESCROW FUND IN CONNECTION WITH CLAIM. (i) Within 40 business days after receipt by the Shareholders' Agent and the Escrow Agent of a Claim Notice, pursuant to the Contribution Agreement, the Shareholders' Agent may deliver to the Designated Indemnitee who delivered the Claim Notice and to the Escrow Agent a written response (the "RESPONSE NOTICE") in which the Shareholders' Agent: (A) agrees to accept the full Claimed Amount; (B) agrees to accept a part, but not all, of the Claimed Amount (the "AGREED AMOUNT"); or (C) indicates that no part of the Escrow Fund in respect of the Claimed Amount may be released from the Escrow Account to the Designated Indemnitee. Any part of the Claimed Amount that, pursuant to the Response Notice, is not an Agreed Amount shall be the "CONTESTED AMOUNT." If a Response Notice is not received by the Escrow Agent within such 40 business day period, then the Shareholders' Agent shall be deemed to have rejected the full Claimed Amount.

            (ii) Notwithstanding anything to the contrary contained in Section 3(a)(i), a Shareholder may satisfy all or any portion of its proportionate share of any Claim which is finally determined to be owed by such Shareholder pursuant to the terms hereof and the Contribution Agreement by paying cash, in lieu of the release of all or a portion of its Individual Interest in the Escrow Fund, by delivery of a written notice prior to the final settlement date of such Claim (the "SETTLEMENT DATE"), to such Designated Indemnitee, the Shareholders' Agent and the Escrow Agent specifying such Shareholder's election to make a cash payment. To the extent that some, but not all, of the Shareholders elect to make a cash payment, the Shareholders' Agent shall, prior to the Settlement Date, indicate the names of the Shareholders electing to make a cash payment and those authorizing a release of a pro rata portion of the Escrow Fund (or both), specifying the amounts of cash, Escrowed Shares and Escrowed Proceeds to be delivered by or released on behalf of each such Shareholder. Upon written confirmation by Parent, or other evidence satisfactory to the Escrow Agent, of Parent's receipt of any cash payment pursuant to this paragraph (ii), the Escrow Agent shall release to those Shareholders electing to make a cash payment hereunder such number of Escrowed Shares from their Individual Accounts having a Current Value equal to the amount of the cash payment made by each such Shareholder.

            (j) If the Shareholders' Agent delivers a Response Notice agreeing to accept the full Claimed Amount, the Escrow Agent shall, promptly following the receipt of the Response Notice, deliver to such Designated Indemnitee a portion of the Escrow Fund having a Current Value equal to the full Claimed Amount, such distribution to be effected pursuant to the provisions of Section 3(e).

            (k) If the Shareholders' Agent delivers a Response Notice agreeing to accept part, but not all, of the Claimed Amount, the Escrow Agent shall, promptly following the receipt of the Response Notice, deliver to such Designated Indemnitee a portion of the Escrow Fund having a Current Value equal to the Agreed Amount, such distribution to be effected pursuant to the provisions of Section 3(e).



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            (l) If the Shareholders' Agent delivers a Response Notice pursuant to which there is a Contested Amount or if the Shareholders' Agent does not deliver a Response Notice within the 40 business day period referred to in
Section 3(a)(i), the Escrow Agent shall not release any portion of the Escrow Fund in connection with such Contested Amount or Claimed Amount, as the case may be, until 10 business days after the delivery to it of: (i) a copy of a settlement agreement executed by the Designated Indemnitee and the Shareholders' Agent setting forth instructions to the Escrow Agent as to the number of Escrowed Shares and/or amount of Escrowed Proceeds, if any, to be released from the Escrow Account with respect to such Contested Amount or Claimed Amount, as the case may be, or (ii) a copy of the award of the arbitrators referred to and as provided in the Contribution Agreement, setting forth instructions to the Escrow Agent as to the number of Escrowed Shares and/or amount of Escrowed Proceeds, if any, to be released from the Escrow Account with respect to such Contested Amount or Claimed Amount, as the case may be.

            (m) Unless otherwise instructed pursuant to an instrument of the type described in Section 3(d), the Escrow Agent shall effect all distributions pursuant to this Section 3 as follows: (i) if the Claim in question relates to all Shareholders generally under the terms of the Contribution Agreement, such distribution will be satisfied by withdrawal of the requisite amount from all of the Shareholders' respective Individual Accounts in the Escrow Fund in accordance with their respective shareholder percentages set forth on EXHIBIT B-1; (ii) if the Claim in question is specific to one Shareholder or a group, but not all, of the Shareholders under the terms of the Contribution Agreement, such distribution will be satisfied by withdrawal of the requisite amount from such Shareholder's or Shareholders' Individual Account(s) in the Escrow Fund (and, if there is more than one affected Shareholder, in such proportion inter se as their shareholder percentage interests set forth on EXHIBIT B-1 bear to each other); (iii) Escrowed Shares will be valued at their Current Value on the date of distribution; and (iv) if a Shareholder's Individual Interest in the Escrow Fund consists of a combination of Escrowed Shares and Escrowed Proceeds, its pro rata share of the liability will, unless otherwise instructed by the Shareholders' Agent, be discharged by a pro rata reduction of such Shareholder's cash and equity holdings.

        4. RELEASE OF ESCROWED SHARES. (a) The Escrow Agent is not the stock transfer agent for the Escrowed eBay Shares. For the purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Escrowed eBay Shares to the Person entitled to them when the Escrow Agent has delivered appropriate stock certificate(s) and related Stock Powers to the Transfer Agent with instructions to deliver them to the appropriate Person. Distributions of Escrowed eBay Shares shall be made to Parent or the Shareholders, as appropriate, at the addresses set forth in Section 12.10 of the Contribution Agreement and otherwise in accordance with the provisions of Section 3 and this Section 4. If a distribution of a number of Escrowed eBay Shares less than all of the Escrowed eBay Shares is to be made, the Escrow Agent must requisition the appropriate number of shares from the Transfer Agent, delivering to it the appropriate stock certificates and related letter of direction or Stock Powers.

            (b) The Escrow Agent is not the stock transfer agent for the Escrowed Exchangeable Shares. If a distribution of Escrowed Exchangeable Shares is to be made, the Escrow Agent will remit or, if EBH is maintaining records regarding ownership of the Escrowed


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Exchangeable Shares, cause EBH to remit the appropriate number of shares to the
Persons entitled to them. For the purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Escrowed Exchangeable Shares to the Person entitled to them when the Escrow Agent has delivered a written letter confirming such transfer of Shares by registered letter, courier or personally to such Person or its representative. Distributions of Escrowed Exchangeable Shares shall be made to EBH, Parent or the Shareholders, as appropriate, at the addresses set forth in Section 12.10 of the Contribution Agreement and otherwise in accordance with the provisions of Section 3 and this Section 4.

            (c) The Escrow Fund shall be released in such amounts and at such times (each, a "RELEASE DATE") set forth in, and otherwise in accordance with, the following provisions:

                   (i) Within 10 business days after the one-year anniversary of the Closing Date, the Escrow Agent shall distribute, or cause the Transfer Agent for the Escrowed Shares to distribute (as applicable), to each of the Shareholders one-third (1/3) of the aggregate Escrowed Shares and the Escrowed Proceeds, if any, then held in escrow in each such Shareholder's Individual Account less such Shareholder's proportionate share of (A) any amount(s) theretofore paid in full in respect of any Claim and any amount(s) remaining to be paid pursuant to a prior resolution of a Claim and
            (B) any Claimed Amount or Contested Amount, as the case may be, then outstanding and unresolved, such distribution to be made pro rata in respect of shares and cash based on the Current Value of such Escrowed Shares and the amount of such Escrowed Proceeds unless otherwise instructed by such Shareholder.

                   (ii) Within 10 business days after the 18-month anniversary of the Closing Date, the Escrow Agent shall distribute, or cause the Transfer Agent for the Escrowed Shares to distribute (as applicable), to each of the Shareholders three-quarters (3/4) of the aggregate Escrowed Shares and the Escrowed Proceeds, if any, then held in escrow in such Shareholder's Individual Account less such Shareholder's proportionate share of (A) any amount(s) theretofore paid in full in respect of any Claim and any amount(s) remaining to be paid pursuant to a prior resolution of a Claim and (B) any Claimed Amount or Contested Amount, as the case may be, then outstanding and unresolved, such distribution to be made pro rata in respect of shares and cash based on the Current Value of such Escrowed Shares and the amount of such Escrowed Proceeds unless otherwise instructed by such Shareholder.

                   (iii) Within 10 business days after January 1, 2005 (the
            "TERMINATION DATE"), the Escrow Agent shall distribute, or cause or the Transfer Agent for the Escrowed Shares to distribute (as applicable), to each of the Shareholders all of the Escrowed Shares and the Escrowed Proceeds, if any, then held in escrow in such Shareholder's Individual Account. Notwithstanding the preceding sentence, if, prior to the Termination Date, any Designated Indemnitee has given a Claim Notice containing a Claim which has not been resolved prior to the Termination Date in accordance with
            Section 3, the Escrow Agent shall retain in the Individual Account of each Shareholder for which there may be liability, after the Termination Date, Escrowed Proceeds and/or Escrowed Shares having a Current Value equal to such

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            Shareholder's portion of such Claimed Amount or Contested Amount, as the case may be, which, in the aggregate, shall equal 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all Claims which have not then been resolved. Upon written notification to the Escrow Agent of the decision of the Arbitrators or of a settlement agreement with respect to each Claim, the Escrow Agent shall release to the Designated Indemnitee and the Shareholders the number of Escrowed Shares, valued at the Current Value, and/or Escrowed Proceeds corresponding to the Contested
            Amount as stipulated in such decision or settlement agreement.

                   (iv) Notwithstanding anything to the contrary contained in
            Sections 4(c)(i) or (ii), if, after any Release Date thereunder, any Claim for a Contested Amount which was outstanding as of such Release Date is finally resolved in accordance with Section 3, upon written notification to the Escrow Agent of the decision of the Arbitrators or of a settlement agreement with respect to such Claim, the Escrow Agent shall release to the Designated Indemnitee and the Shareholders the number of Escrowed Shares, valued at the Current Value, and/or Escrowed Proceeds corresponding to the Contested Amount as stipulated in such decision or settlement agreement.

        5.  VALUATION OF ESCROWED SHARES, ETC.

            (n) CURRENT VALUE. (i) For purposes of this Agreement, the "CURRENT VALUE" of the eBay Stock shall mean, with respect to each share of eBay Stock, the average of the closing prices of the eBay Stock sold on all securities exchanges on which the eBay Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the eBay Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market at closing, or, if on any day the eBay Stock is not quoted in the Nasdaq Stock Market, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over the 10 consecutive business days prior to the day as of which the Current Value of eBay Stock is being determined. If at any time the eBay Stock is not listed on any securities exchange or quoted in the Nasdaq Stock Market or the over-the-counter market, the Current Value shall be the highest price per share that Parent could obtain from a willing buyer (not a current employee or director) for shares of eBay Stock sold by Parent, from authorized but unissued shares, as determined in good faith by the Board of Directors of Parent, unless the Shareholders shall purchase such shares in conjunction with the underwritten public offering of the eBay Stock pursuant to a registration statement filed under the Securities Act, in which case the Current Value shall be the price per share at which the eBay Stock is sold to the public in such offering.

            (ii) For purposes of this Agreement, the "CURRENT VALUE" with respect to each share of Exchangeable Stock held by a Shareholder shall be determined, as of the relevant determination date, on the basis of the Current Value of the eBay Stock as of such date and in accordance with the number of shares of eBay Stock into which each share of such Shareholder's Exchangeable Stock as set forth on EXHIBIT B-2 is exchangeable.


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

            (iii) The Current Value of the eBay Stock shall be determined by Parent and set forth in a certificate delivered to the Escrow Agent. In no case shall the Escrow Agent be required to determine or verify such Current Value. Unless and until the Escrow Agent receives a certificate from Parent setting forth the Current Value as of a distribution or calculation date, the Escrow Agent need not set aside or distribute Escrowed Exchangeable Shares or Escrowed eBay Shares, as applicable.

            (o) STOCK SPLITS. All numbers contained in, and all calculations required to be made pursuant to, this Agreement (including the Current Value) shall be adjusted as appropriate to reflect any stock split, reverse stock split or similar transaction effected by Parent and/or EBH after the date hereof; provided, however, that the Escrow Agent shall have received notice of such stock split or other action and shall have received the appropriate number of additional shares of Exchangeable Stock or other property pursuant to Section 2(d) hereof. In the event of any such stock split or other similar occurrence, Parent and/or EBH shall deliver to the Shareholders' Agent and the Escrow Agent a revised version of EXHIBIT B-2 setting forth the new number of Escrowed Shares held in the Escrow Fund. Unless and until the Escrow Agent receives the certificates representing additional shares of Exchangeable Stock or other property pursuant to Section 2(d), the Escrow Agent may assume without inquiry that no such stock or other property has been or is required to be issued with respect to Escrowed Shares.

        6. FEES AND EXPENSES. Upon the execution of this Agreement by all parties hereto and the initial deposit of the Escrow Fund in the Escrow Account, fees and expenses, in accordance with EXHIBIT C attached hereto, will be payable to the Escrow Agent. In accordance with EXHIBIT C attached hereto, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses, including those of its counsel, incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement (other than the fees and expenses incurred by the Escrow Agent pursuant to Section 2 hereof). Fees and expenses payable to the Escrow Agent in accordance with EXHIBIT C (other than fees and expenses payable to the Escrow Agent in connection with transactions under Section 2) shall be referred to for purposes of this Section 6 as "Shared Escrow Agent Fees and Expenses." All Shared Escrow Agent Fees and Expenses shall be paid equally by (i) Parent, on behalf of itself and/or EBH, and (ii) the Shareholders (acting through the Shareholders' Agent). On (or prior to) the Closing Date, the Shareholders shall establish (or shall have established) a cash account with the Escrow Agent in the initial aggregate amount listed on EXHIBIT C (the "Shareholders' Cash Account"). At the Closing, and from time to time thereafter during the term of this Agreement, the Escrow Agent shall draw amounts from the Shareholders' Cash Account for application to the Shareholders' portion of the Shared Escrow Agent Fees and Expenses, as the same become due, upon prior written notice to the Shareholders' Agent. If, during the term hereof, Shared Escrow Agent Fees and Expenses become payable to the Escrow Agent and the Shareholders' Cash Account is insufficiently funded to cover the Shareholders' portion of such Shared Escrow Agent Fees and Expenses, the Escrow Agent may deliver an invoice for such amount to the Shareholders' Agent and the Shareholders shall promptly pay such amount or, through the Shareholders' Agent, direct the Escrow Agent in writing to charge such amount to the Shareholders' Individual Accounts on a pro rata basis in accordance with their respective percentage interests in the Escrow Fund as set forth on EXHIBIT B-1.

        7.  LIMITATION OF ESCROW AGENT'S LIABILITY.

            (p) The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document notwithstanding their being referred to herein or attached hereto as an exhibit. The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction except for its own willful misconduct or negligence. The Escrow Agent may rely on and use the Stock Powers and shall not be liable in connection therewith. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.

            (q) Parent hereby agrees to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. This right of indemnification shall survive the termination of this Agreement, and the resignation of the Escrow Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by Parent.

        8. TERMINATION. This Agreement shall terminate on the Termination Date or, if earlier, upon the release by the Escrow Agent of the entire Escrow Fund in accordance with this Agreement; provided, however, that if the Escrow Agent has received from any Designated Indemnitee a Claim Notice setting forth a Claim that has not been resolved by the Termination Date, then this Agreement shall continue in full force and effect until the Claim has been resolved and the Escrowed Shares and/or Escrowed Proceeds released in accordance with this Agreement.

        9. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 calendar days after it is given to all parties hereto. Parent may appoint a successor Escrow Agent only with the consent of two of the Shareholders' Agent (which consent shall not be unreasonably withheld or delayed). The Escrow Agent shall act in accordance with written instructions from Parent as to the transfer of the Escrow Fund to a successor escrow agent. If Parent does not appoint a successor, the Escrow Agent may apply to a court of competent jurisdiction to do so.

        10. MISCELLANEOUS.

            (d) ARBITRATION. Notwithstanding any provision to the contrary contained herein, any dispute, action or proceeding arising out of or relating to this Agreement shall be made solely in accordance with the arbitration provision set forth in Article 11 of the Contribution Agreement.

            (e) ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover from the non-prevailing party (other than the Escrow Agent) reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

            (f) NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth in Section 12.10 of the Contribution Agreement or to the Escrow Agent at the address set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                      State Street Bank and Trust Company of California, N.A. Corporate Trust Division
                      633 West 5th Street, 12th Floor
                      Los Angeles, CA  90071
                      Attention:  Corporate Trust Administration
                                  (eBay/iBazar 2001 Escrow)
                      Telephone:  (213) 362-7369
                      Facsimile:  (213) 362-7357


        The Escrow Agent may assume that any Claim Notice, Response Notice or other notice of any kind required to be delivered to the Escrow Agent and any other Person has been received by such other Person if it has been received by the Escrow Agent, but the Escrow Agent need not inquire into or verify such receipt.

            (g) HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

            (h) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

            (i) GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws); provided, however, that Belgian law will apply to the constitution of the escrow hereunder on the shares of EBH.

            (j) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. No Shareholder may assign such Shareholder's rights under this Agreement without the express prior written consent of Parent, provided, however, that (i) upon the death of a Shareholder, such Shareholder's rights under this Agreement shall be transferred to the person(s) who receive such Shareholder's Exchangeable Stock under the laws of descent and distribution and
(ii) a Shareholder may assign such Shareholder's rights under this Agreement to any organization qualified under Section 501(c)(3) of the Internal Revenue Code to which the Shareholder transfers Escrowed Shares or in connection with an estate planning transaction. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of: the Shareholders; Parent; EBH; Escrow Agent and the respective successors and assigns, if any, of the foregoing.

            (k) WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

            (l) AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto; provided, however, that any amendment duly executed and delivered by the Shareholders' Agent shall be deemed to have been duly executed and delivered by all of the Shareholders.

            (m) SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

            (n) PARTIES IN INTEREST. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

            (o) ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

            (p) WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any dispute, action or proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

            (q) TAX REPORTING INFORMATION AND CERTIFICATION OF TAX IDENTIFICATION NUMBERS.

                (i) The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrowed Shares or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to the Shareholders in accordance with their percentage interests in the Escrow Fund as set forth in EXHIBIT B-1; provided, however, that investments of Escrowed Proceeds in an Individual Account shall be allocated to the Shareholder for whom such Individual Account is held.

                (ii) EBH and each of the Shareholders agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate Forms W-8 and other forms and documents that the Escrow Agent may reasonably request (collectively, "TAX REPORTING DOCUMENTATION") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

            (r) CONSTRUCTION.

                (i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                (ii) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                (iii) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (s) INDEMNIFICATION OF SHAREHOLDERS' AGENT. The Shareholders hereby agree, severally, to indemnify the Shareholders' Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Shareholders' Agent, arising out of or in connection with its carrying out of its duties as Shareholders' Agent hereunder.

        11. INVESTMENTS. Cash on hand in the Escrow Fund or in an Individual Account shall be invested by the Escrow Agent in one of the Investment Vehicles described in EXHIBIT C, or as otherwise instructed, as jointly directed in writing by Parent and the

            Shareholders' Agent. In the absence of such written directions, such cash need not be invested.

        12. AMENDMENTS TO EXHIBIT B. Whenever any fact set forth in EXHIBIT B-2 changes, Parent shall deliver to the Escrow Agent a revised version of EXHIBIT B-2, setting forth the correct facts. Unless and until the Escrow Agent receives a revised version of EXHIBIT B-2, the Escrow Agent may assume without inquiry that the last EXHIBIT B-2 it received remains in full force and effect and has not been, and is not required to be, amended.

                               ******************

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                      EBAY INC.

                                      /s/  JAY CLEMENS
                                      ------------------------------------------
                                      By:  Jay Clemens
                                          --------------------------------------
                                      Title:  Vice President, Deputy General
                                              Counsel
                                            ------------------------------------


                                      EBH:

                                      /s/  JAY CLEMENS
                                      ------------------------------------------
                                      By:  Jay Clemens
                                          --------------------------------------
                                      Title:  Director
                                            ------------------------------------


                                      SHAREHOLDERS' AGENT:
                                      GS Capital Partners III, L.P.

                                      /s/  JEAN-CHRISTOPHE GERMANI
                                      ------------------------------------------
                                      By:  Jean-Christophe Germani
                                          --------------------------------------
                                      Title:  Attorney-in-Fact
                                            ------------------------------------


                                      SHAREHOLDER:

                                      /s/  PIERRE-FRANCOIS GRIMALDI
                                      ------------------------------------------
                                      By:  Pierre-Francois Grimaldi
                                          --------------------------------------
                                      Print Name:
                                                 -------------------------------

                                      /s/  MARC PIQUEMAL
                                      ------------------------------------------
                                      By:  Marc Piquemal
                                          --------------------------------------
                                      Title:
                                            ------------------------------------

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                      EBAY INC.


                                      ------------------------------------------
                                      By:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------


                                      EBH:


                                      ------------------------------------------
                                      By:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------


                                      SHAREHOLDERS' AGENT:


                                      ------------------------------------------
                                      By:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------


                                      SHAREHOLDER: GS Capital Partners III,
                                      Offshore, L.P.

                                      /s/  JEAN-CHRISTOPHE GERMANI
                                      ------------------------------------------
                                      By:  Jean-Christophe Germani
                                          --------------------------------------
                                      Print Name:  Attorney-in-Fact
                                                 -------------------------------


                                      ------------------------------------------
                                      By:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                      EBAY INC.


                                      ------------------------------------------
                                      By:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------


                                      EBH:


                                      ------------------------------------------
                                      By:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------


                                      SHAREHOLDERS' AGENT:


                                      ------------------------------------------
                                      By:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------


                                      SHAREHOLDER: Goldman, Sachs & Co.
                                      Verwaltungs GmbH

                                      /s/  JEAN-CHRISTOPHE GERMANI
                                      ------------------------------------------
                                      By:  Jean-Christophe Germani
                                          --------------------------------------
                                      Print Name:  Attorney-in-Fact
                                                 -------------------------------


                                      ------------------------------------------
                                      By:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                      EBAY INC.


                                      ------------------------------------------
                                      By:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------


                                      EBH:


                                      ------------------------------------------
                                      By:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------


                                      SHAREHOLDERS' AGENT:


                                      ------------------------------------------
                                      By:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------


                                      SHAREHOLDER: Stone Street Fund, 1999, L.P.

                                      /s/  JEAN-CHRISTOPHE GERMANI
                                      ------------------------------------------
                                      By:  Jean-Christophe Germani
                                          --------------------------------------
                                      Print Name:  Attorney-in-Fact
                                                 -------------------------------


                                      ------------------------------------------
                                      By:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                      EBAY INC.


                                      ------------------------------------------
                                      By:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------


                                      EBH:


                                      ------------------------------------------
                                      By:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------


                                      SHAREHOLDERS' AGENT:


                                      ------------------------------------------
                                      By:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------


                                      SHAREHOLDER: Cisalpina Gestioni, S.p.A.

                                      /s/  JACQUET JEROME
                                      ------------------------------------------
                                      By:  Jacquet Jerome
                                          --------------------------------------
                                      Print Name:  Attorney-in-Fact
                                                 -------------------------------


                                      ------------------------------------------
                                      By:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------

                                      STATE STREET BANK AND TRUST
                                      COMPANY OF CALIFORNIA, N.A.

                                      /s/ SCOTT C. EMMONS
                                      ------------------------------------------
                                      By: Scott C. Emmons
                                          --------------------------------------
                                      Title: Vice President
                                            ------------------------------------